Exhibit 3.55

CERTIFICATE OF INCORPORATION

OF

SUNGARD BSR INC.

1. The name of the corporation is SunGard BSR Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of common stock, with a par value of $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	ADDRESS
M.A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

L.J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

D.J. Murphy	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. The corporation reserves the right to alter, amend, changed or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

10. This certificate of incorporation shall be effective upon filling.

WE, THE UNDERSIGNED, being each of the incorporators hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein state are true, and accordingly have hereunto set our hands this 4th day of May, 1998.

/S/ M.A. Brzoska
M.A. Brozoska

/S/ L.J. Vitalo
L.J. Vitalo

/S/ D.J. Murphy
D.J. Murphy

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Associates Technology Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Associates Technology Inc., be amended by changing Article “First” thereof so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation shall be SunGard BSR Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Associates Technology Inc., Inc, has caused this certificate to be signed by Andrew P. Bronstein its Asst. Secretary , this 8th day of October, 1999.

Associates Technology Inc.

By:
Andrew P. Bronstein, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SUNGARD BSR INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the name of the Corporation shall be changed from SUNGARD BSR INC. to SUNGARD HIGHER EDUCATION ADVANCEMENT INC. by the filing, with the appropriate offices, of an amendment to the Certificate of Incorporation of SUNGARD BSR INC. changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“First: The name of the corporation is: SunGard Higher Education Advancement Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the said SunGard BSR Inc. has caused this certificate to be signed by Michael J. Ruane, its Assistant Vice President this 20th day of July, 2006.

SUNGARD BSR INC.

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President